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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT:  SIMON WARD
PHONE:    (281) 987-8600
FAX:      (281) 986-8865

                   TRANSAMERICAN ENERGY CORPORATION ANNOUNCES
                             SENIOR NOTES OFFERING

HOUSTON,  MAY 14, 1997 -   TransAmerican Energy Corporation announced today
that it is commencing an offering of an aggregate of $1.53 billion principal amount of long-term debt, in the form of $425 million principal amount of Senior Secured Notes due 2002 and $1,105 million principal amount Senior Secured Discount Notes due 2002 which, if consummated, would result in gross proceeds of approximately $1.3 billion to the Company. The Notes will be offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended). The purpose of the offering is to facilitate a recapitalization of the Company's two operating subsidiaries, TransTexas Gas Corporation (Nasdaq NMS: TTXG) and TransAmerican Refining Corporation.

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

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